Exhibit 10.3

INVESTOR RIGHTS AGREEMENT

This Investor Rights Agreement (this “Agreement”) is made and entered into as of April [●], 2020 by and between Entasis Therapeutics Holdings Inc., a Delaware corporation (the “Company”), and Innoviva, Inc., a Delaware corporation (the “Purchaser”), in connection with that certain Securities Purchase Agreement, dated as of April 12, 2020, by and between the Company and the Purchaser (the “Purchase Agreement”). Capitalized terms used herein have the respective meanings ascribed thereto in the Purchase Agreement unless otherwise defined herein.

The parties hereby agree as follows:

1.                  Certain Definitions.

As used in this Agreement, the following terms shall have the following meanings:

“Applicable Percentage” means, with respect to any person on any date of determination, the quotient, expressed as a percentage, determined by dividing (i) the number of Company Common Stock owned (directly or indirectly) by such person determined on a Fully Diluted Basis by (ii) the total number of Company Common Stock that are issued and outstanding determined on a Fully Diluted Basis.

“Board” means the board of directors of the Company.

“Company Common Stock” means the shares of common stock, par value $0.001 per share, of the Company.

“Exchange Shares” means Company Common Stock issued or issuable upon the exchange of the Warrants pursuant to the terms thereof.

“Exempted Securities” means

(i)            Company Common Stock (or options or other rights to acquire Company Common Stock or securities convertible or exchangeable into or exercisable for Company Common Stock) issued as a dividend or distribution on the Warrants;

(ii)            Company Common Stock (or options or other rights to acquire Company Common Stock or securities convertible or exchangeable into or exercisable for Company Common Stock) issued by reason of a dividend, stock split, split-up or other distribution of Company Common Stock;

(iii)           Company Common Stock (or options or other rights to acquire Company Common Stock or securities convertible or exchangeable into or exercisable for Company Common Stock) issued to employees or directors of, or consultants or advisors to the Company or any of its Subsidiaries pursuant to a plan, agreement or arrangement;

(iv)           Company Common Stock (or options or other rights to acquire Company Common Stock or securities convertible or exchangeable into or exercisable for Company Common Stock) issued to equipment lessors or to real property lessors, pursuant to equipment leasing or real property leasing transaction; or

(v)            Company Common Stock (or options or other rights to acquire Company Common Stock or securities convertible or exchangeable into or exercisable for Company Common Stock) issued in connection with sponsored research, collaboration, technology license, development, manufacturing, supply, distribution, marketing or other similar commercial agreements or strategic partnerships.

“Fully Diluted Basis” means the number of shares of Company Common Stock outstanding or held (as the case may be) assuming, for the purposes of calculating the number of shares of Company Common Stock held by the Investors, the conversion, exchange or exercise of all securities or other instruments or rights held by the Investors that are convertible into or exercisable or exchangeable for Company Common Stock. For purposes of this definition, all Warrants shall be deemed converted on the date of determination in exchange for cash.

“Governmental Entity” means any federal, state, local, foreign, international or multinational entity or authority exercising executive, legislative, judicial, regulatory, administrative or taxing functions of or pertaining to government.

“New Securities” means, collectively, (i) equity securities of the Company (including Company Common Stock), whether or not currently authorized, (ii) debt securities, loans or other indebtedness of the company if any stockholder of the Company who, together with its Affiliates, holds greater than five percent (5%) of the outstanding Company Common Stock, acquires or is offered the opportunity to acquire such debt securities, loans or other indebtedness and (iii) any rights, options, or warrants to purchase any of the foregoing, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for any of the foregoing. For the avoidance of doubt, New Securities shall not include any Exempted Securities.

“Purchased Shares” means the Company Common Stock acquired by the Purchaser pursuant to the Purchase Agreement.

2.                  [Reserved].

3.                  Participation Rights.

(a)         Subject to the terms and conditions of this Section 3 and applicable securities or blue sky laws, if the Company proposes to issue, offer or sell any New Securities, the Company shall first offer such New Securities to the Purchaser in accordance with the terms hereof.

(b)         The Company shall give notice (the “Offer Notice”) to the Purchaser, stating (i) its bona fide intention to offer or sell such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(c)         By written notification to the Company within twenty (20) days after the Offer Notice is delivered to the Purchaser, the Purchaser may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the Purchaser’s Applicable Percentage. The failure of the Purchaser to deliver such written notice within such time period shall be deemed an election by the Purchaser not to exercise its purchase rights with respect to such Offer Notice. To the extent that the Company offers two (2) or more New Securities or other securities in units, the Purchaser must purchase such units as a whole and will not be given the opportunity to purchase only one of the securities making up such unit.

(d)         The Company shall sell all applicable New Securities to the Purchaser if it has elected to purchase such New Securities on a date to be mutually determined by the Company and the Purchaser, which date shall be not later than end of the twenty (20) day period commencing at the expiration of the initial twenty (20) day election period; provided, however, that such twenty (20) day period shall be extended automatically if any approvals or consents of any Governmental Entities are required to consummate the transaction and such approvals or consents are not received within such twenty (20) day period for up to an additional one hundred twenty (120) days as long as such approvals or consents remain outstanding and the parties are continuing to exercise commercially reasonable efforts to obtain them.

(e)         Upon the expiration of the offering period described in Section 3(c), the Company will be free to sell, during the one hundred twenty (120) day period commencing at the expiration of, as applicable, the initial twenty (20) day election period following delivery of an Offer Notice, any New Securities that the Purchaser has not elected to purchase, at a sale price not less than, and on other terms no less favorable to the Company than, those offered to the Purchaser as set forth in the Offer Notice, provided, that such one hundred twenty (120) day period shall be extended automatically if any approvals or consents of any Governmental Entities are required to consummate the transaction and such approvals or consents are not received within such one hundred twenty (120) day period for up to an additional one hundred twenty (120) days as long as such approvals or consents remain outstanding and the parties are continuing to exercise commercially reasonable efforts to obtain them. Any New Securities offered or sold by the Company after such one hundred twenty (120) day period (as such period may be extended in accordance with the immediately preceding sentence) must be reoffered to the Purchaser pursuant to this Section 3.

(f)          The election by the Purchaser not to exercise its subscription rights under this Section 3 in any one instance shall not affect its right (other than in respect of a reduction in its Applicable Percentage) as to any subsequent proposed issuance of New Securities under this Section 3. The provisions of this Section 3 shall apply equally to any issuance or sale by the Company or any of its Subsidiaries of securities or other instruments that would be deemed New Securities if issued by the Company which, for the avoidance of doubt, shall not include any issuance of New Securities by a wholly owned Subsidiary to the Company or to another wholly-owned Subsidiary of the Company. Subject to the terms of this Section 3, any sale of New Securities by the Company or any other entity covered by the preceding sentence without first giving the Purchaser the rights described in this Section 3 shall be null and void and of no force and effect.

(g)         Notwithstanding the terms set forth in this Section 3, if the Board determines in good faith that the Company must issue New Securities on an expedited basis without prior compliance with the terms of this Section 3 in order to avoid harm to the Company (an “Expedited Issuance”), then, subject to compliance with the terms of the immediately following sentence, the Company may effect and consummate such Expedited Issuance without complying with the terms set forth in this Section 3 and shall not be deemed to be in breach of this Section 3 as a result thereof. As promptly as practicable following the consummation of such Expedited Issuance, the Company and the Purchaser shall comply with the terms of this Section 3 in respect of the New Securities issued in such Expedited Issuance such that the Purchaser has the opportunity to participate in such Expedited Issuance of New Securities and be put in the same place (including in respect of the percentage ownership of the equity securities of the Company) they would have been had such Expedited Issuance been effected in accordance with the terms of this Section 3.

(h)      The provisions of this Section 3 (i) shall not apply to the issuance of Exempted Securities and (ii) shall terminate and be of no further force or effect as of such time that the Purchaser, together with its Affiliates, have an Applicable Percentage of less than 20%.

4.                  Board Matters.

(a)               For so long as the Purchaser, together with its Affiliates and permitted assignees (collectively, the “Investors”), have an Applicable Percentage of at least 8%, at the request of the Investors, the Company shall cause the Board to consist of not more than ten (10) members without the prior written consent of the Investors (which shall not be unreasonably withheld).

(b)               For so long as the Investors, collectively, and together with their Affiliates, own at least eight percent (8%) of the then-outstanding Company Common Stock, the Investors shall have the right to designate one (1) director to the Board, and for so long as the Investors, collectively, and together with their Affiliates, continue to own at least fifteen percent (15%) of the then-outstanding Company Common Stock, the Investors shall have the right to designate two (2) directors to the Board, in each case, in accordance with the terms of this Section 4. Any directors designated by the Investors in accordance with this Section 4 shall be referred to as “Investor Designees.” The right to designate one or more Investor Designees shall terminate and be of no further force or effect as of such time that the Investors ownership decreases below the applicable threshold percentage referenced in the first sentence of this Section 4(b). At any point in which the Investors are entitled to designate an Investor Designee, the Investors may provide written notice (a “Designation Notice”) to the Company naming the applicable Investor Designee(s) and demanding that the applicable Investor Designee(s) be appointed to the Board. Promptly, and in any event within five (5) Business Days, following receipt of the Designation Notice, the Company shall cause the Investor Designees to be appointed to the Board and assigned to be members of the class of directors as is consistent with the Company’s Amended and Restated Bylaws. Any person designated by the Investor as an Investor Designee must possess the requisite financial and business experience to serve as a director of the Company (it being understood that the directors and each of the executives and investment professionals employed by the Investor or its Affiliates shall be deemed to possess such experience). If the Board and all applicable committees of the Board reasonably determine that an Investor Designee satisfies the criteria in the foregoing sentence, the Board shall nominate and appoint such Investor Designee to the Board. Following the delivery of a Designation Notice and prior to the appointment of the Investor Designees to the Board, the Company shall not (and shall cause its Subsidiaries not to) take or approve any action outside of the ordinary course of business or any other action that would represent a breach of Section 5.1 of the Purchase Agreement.

(c)               With respect to any vote of the Board, each director shall have one (1) vote and approval of all matters shall require the affirmative vote of a majority of directors.

(d)               Subject to the terms of this Section 4, from and after the date hereof, the Company shall take all action within its power to cause the covenants set forth in Section 4(a) and Section 4(b) to be fulfilled in all respects including: (i) causing the Investor Designees to be named in any proxy statement of the Company with respect to the election of members of the Board; (ii) soliciting the votes of stockholders in respect of the Investor Designees in the same manner and with the same level of effort as with the solicitation in respect of other members of the Board; (iii) seeking to amend any organizational documents of the Company necessary to give effect to the Investors’ rights hereunder as may reasonably be requested by the Investors; and (iv) take all actions permitted by applicable law to cause the Investor Designees to be members of the Board (including the appointment of the Investor Designees to the Board).

(e)               Subject to clause (f) immediately below, in the event that an Investor Designee ceases to serve on the Board for any reason (including the death, disability or resignation of such person), the Investors shall be entitled to appoint a new Investor Designee in the place of such person, and the terms of this Section 4 shall apply equally to such replacement.

(f)                In the event that the applicable threshold percentage of the Investors (and their Affiliates) falls below a threshold set forth in Section 4(b) such that the Investors shall lose the right to designate one or more Investor Designees, if one or more Investor Designee has been designated, the Investors shall identify which of the Investor Designees shall no longer be an Investor Designee (such person, a “Departing Designee”), and which Investor Designee(s) (if any) will remain as such; for the avoidance of doubt, the terms of this Section 4 shall continue to apply to any Investor Designee who is not a Departing Designee. In the event of a Departing Designee, the Investors shall cause the removal or resignation of such Departing Designee prior to the next annual meeting of the Company shareholders, and the provisions of Section 4(b) and (c) shall not apply to such Departing Designee, and in connection therewith, the Company shall not be required to name such Departing Designee on its proxy statement or solicit votes in favor of such Departing Designee.

(g)               For so long as the Investor holds the applicable threshold percentages set forth in Section 4(b), in the event that any member of the Board other than the Company’s Chief Executive Officer serves on the board of directors or similar governing body of any Subsidiary of the Company (a “Subsidiary Board”) or in the event that any stockholder of the Company has appointed or designated a person to serve on a Subsidiary Board, the Investors shall be entitled to designate a number of Investor Designees to the Subsidiary Board equal to the greater of (x) one Investor Designee or (y) such other number of Investor Designees such that the proportionate representation of Investor Designees on such Subsidiary Board approximates, as closely as possible, the proportionate representation of Investor Designees on the Board.

(h)               Subject to applicable law and listing requirements, the Investor Designees shall be entitled to be a member of any committee of the Board (including an executive or similar committee).

(i)                 Notwithstanding any other provision of this Agreement, Section 4 shall terminate upon an assignment or transfer pursuant to Section 6(c); provided, however, that this Section 4(i) shall not apply if such transfer or assignment is to an Affiliate of the Purchaser.

5.                  Information and Confidentiality.

(a)               For so long as Purchaser has the right to designate a director to the Board pursuant to this Agreement, the Company shall, and shall cause its Subsidiaries to, afford to Purchaser and its Representatives reasonable access, during normal business hours, in such manner as to not interfere with the normal operation of the Company and its Subsidiaries, to their respective properties, books, contracts, commitments, Tax Returns, records and appropriate officers and employees, and shall furnish Purchaser and its Representatives with financial and operating data and other information concerning the affairs of the Company and its Subsidiaries, in each case, as Purchaser and its Representatives may reasonably request; provided, that such access shall only be upon reasonable advance notice. In furtherance, and not in limitation of the foregoing, for so long as Purchaser owns any Company Common Stock or Warrants, the Company shall provide to Purchaser all information and documentation reasonably requested by Purchaser, within the periods reasonably requested by Purchaser, as is necessary for the Purchaser to complete and file all public filings required to be made by Purchaser under applicable Law and the rules and regulations of the Securities Exchange Commission.

(b)               The Purchaser agrees that it will keep confidential and will not disclose or divulge any confidential information obtained from the Company pursuant to the terms of this Agreement, unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 5 by the Purchaser), (b) is or has been independently developed or conceived by the Purchaser without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Purchaser by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that the Purchaser may disclose confidential information (i) to its attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with matters related to the Company; (ii) to any prospective purchaser of any Registrable Securities from the Purchaser, if such prospective purchaser agrees to be bound by the provisions of this Section 5; (iii) to any Affiliate or its or their general or limited partners, members, stockholders, employees, officers or directors, in the ordinary course of business, provided that the Purchaser informs such person that such information is confidential and directs such person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, regulation, rule, court order, arbitration order or subpoena, provided that the Purchaser promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure. The Purchaser acknowledges and agrees that the securities laws of the United States and other jurisdictions contain prohibitions on the trading in the securities of the Company while in possession of material nonpublic information regarding the Company, and agrees to comply with such restrictions.

6.                  Miscellaneous.

(a)               Amendments and Waivers. This Agreement may be amended only by a writing signed by the Company and the Purchaser. The failure or delay in enforcing compliance at any time with respect to any of the provisions, terms or conditions of this Agreement shall not be considered a waiver of such provision, term or condition itself or of any of the other provisions, terms or conditions hereof.

(b)               Notices. All notices and other communications provided for or permitted hereunder shall be made as set forth in Section 9.1 of the Purchase Agreement.

(c)               Assignments and Transfers by the Purchaser. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. The Purchaser may transfer or assign, in whole or from time to time in part, to one or more persons its rights hereunder in connection with the transfer of Registrable Securities by the Purchaser to such person, provided that the Purchaser complies with all laws applicable thereto and the provisions of the Purchase Agreement and the Warrant and provides written notice of assignment to the Company prior to such assignment or transfer being effected, and such transferee agrees in writing and as a condition to the receipt of Registrable Securities to be bound by all of the provisions contained herein.

(d)               Assignments and Transfers by the Company. This Agreement may not be assigned by the Company (whether by operation of law or otherwise) without the prior written consent of the Purchaser; provided, however, that in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the Company Common Stock are converted into the equity securities of another person, from and after the effective time of such transaction, such person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, and the term “Company” shall be deemed to refer to such person and the term “Registrable Securities” shall be deemed to include the securities received by the Purchaser in connection with such transaction unless such securities are otherwise freely tradable by the Purchaser after giving effect to such transaction.

(e)               Benefits of the Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f)                Counterparts. This Agreement may be executed in several counterparts, and by each party on separate counterparts, each of which and any photocopies or other electronic transmission (including by PDF) thereof shall be deemed an original, but all of which together shall constitute one and the same agreement.

(g)               Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(h)               Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.

(i)                 Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

(j)                 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

(k)               Specific Performance. Without limiting remedies that may be available at law or in equity, the parties acknowledge that any failure by any party to comply with their respective obligations under this Agreement would result in material irreparable injury to the other party for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the non-breaching party may specifically enforce the breaching party’s obligations under this Agreement without the need to show actual damages and without the need to post a bond or other security.

(l)                 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to the choice of law principles thereof. Each Party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of such courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or other proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or other proceeding by mailing a copy thereof via registered or certified United States mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. The Parties hereby waive all rights to a trial by jury.

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IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

COMPANY:

ENTASIS THERAPEUTICS HOLDINGS INC.

By:
Name:
Title:

PURCHASER:

Innoviva, Inc.

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]